Exhibit 99.2
                      THE KROGER CO. SAVINGS PLAN
                     INDEX TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1993


Report of Independent Accountants

Statement of Net Assets Available For Plan Benefits at December 31, 1993

Statement of Net Assets Available For Plan Benefits at December 31, 1992

Statement of Changes in Net Assets Available for Plan
  Benefits for the Year Ended December 31, 1993

Statement of Changes in Net Assets Available for Plan
  Benefits for the Year Ended December 31, 1992

Statement of Changes in Net Assets Available for Plan
  Benefits for the Year Ended December 31, 1991

Notes to Financial Statements

Schedule of Investments


                   REPORT OF INDEPENDENT ACCOUNTANTS



To the Administrative Committee of
    The Kroger Co. Savings Plan

We have audited the financial statements and the financial statement schedule of The Kroger Co. Savings Plan as listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Administrative Committee of The Kroger Co. Savings Plan. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of The Kroger Co. Savings Plan as of December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial state-ments taken as a whole, presents fairly, in all material respects, the information required to be included therein.




(COOPERS & LYBRAND)
COOPERS & LYBRAND
Cincinnati, Ohio
April 1, 1994

                                                      THE KROGER CO. SAVINGS PLAN
                                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                           December 31, 1993
                                                       (In thousands of dollars)

                                                             --------------

                                                              1993
                                   -------------------------------------------------------------
                                   EMPLOYER      MELLON                  TEMPORARY
                                    STOCK        EQUITY        GIC       INVESTMENT
ASSETS                              FUND          FUND         FUND         FUND         TOTAL
                                   --------     --------     -------     ----------    ---------

Investments:
  The Kroger Co. common shares
     (cost - $156,929)             $297,549                                             $297,549
  Contracts with insurance
     companies (stated at cost)                              $62,804                      62,804
  Collective investment funds
     (cost - $29,528)                            $32,199                                  32,199
  U.S. Government Securities             17           67       3,626                       3,710
  Temporary cash investments
    and loans to participants
     (stated at cost)                                                        $8,107        8,107
                                   --------     --------     -------     ----------     --------
    Total investments               297,566       32,266      66,430          8,107      404,369

Receivables:
  Employee allotments                                                           400          400
  Employer contributions              3,116                                                3,116
  Interest and dividends                  2                        6              4           12
                                   --------     --------     -------     ----------     --------
    Total assets                    300,684       32,266      66,436          8,511      407,897
                                   --------     --------     -------     ----------     --------

LIABILITIES

Payable for administrative
  fees                                                            24             58           82
                                   --------     --------     -------     ----------     --------
    Total liabilities                                             24             58           82
                                   --------     --------     -------     ----------     --------

Net assets available for
  plan benefits                    $300,684      $32,266     $66,412         $8,453     $407,815
                                   ========     ========     =======     ==========     ========


                The accompanying notes are an integral
                   part of the financial statements.


                                                      THE KROGER CO. SAVINGS PLAN
                                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                           December 31, 1992
                                                       (In thousands of dollars)

                                                            --------------

                                                            1992
                              --------------------------------------------------------------------

                              EMPLOYER    FIDELITY   MELLON             TEMPORARY
                               STOCK      EQUITY     EQUITY     GIC     INVESTMENT
ASSETS                         FUND       FUND        FUND      FUND      FUND         TOTAL
                              --------   --------   -------   --------- ----------   --------

Investments:
  The Kroger Co. common shares
     (cost - $147,337)        $212,403                                               $212,403
  Contracts with insurance
     companies (stated at cost)                               $45,936                 45,936
  Mutual funds (cost - $10,656)          $12,151                                      12,151
  Collective investment funds
     (cost - $11,381)                               $ 12,121                          12,121
  U.S. Government Securities        67        12          98    6,821   $    215       7,213
  Temporary cash investments
    and loans to participants
     (stated at cost)              160                    56               7,164       7,380
                              --------   -------     -------   -------  --------    --------
    Total investments         212,630     12,163     12,275    52,757      7,379     297,204

Receivables:
  Employee allotments                                                        380         380
  Employer contributions        1,928                                                  1,928
  Interest and dividends            3                                          2           5
                              -------     -------    -------   -------  --------    --------

    Total assets              214,561     12,163      12,275    52,757     7,761     299,517
                             --------    -------     -------   -------  --------    --------

LIABILITIES

Payable for administrative
  fees                                                                       114         114
                              --------    -------   -------    -------  --------   ---------
     Total liabilities                                                       114         114
                              --------    -------   -------    -------  --------   ---------

Net assets available for
  plan benefits               $214,561    $12,163   $12,275    $52,757  $  7,647    $299,403
                              ========    =======   =======    =======  ========   =========


      The accompanying notes are an integral
        part of the financial statements.


                                                      THE KROGER CO. SAVINGS PLAN
                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                  for the year ended December 31, 1993
                                                       (In thousands of dollars)

                                                            --------------


                                                                  1993
                                   ------------------------------------------------------------------
                                    EMPLOYER   FIDELITY    MELLON               TEMPORARY
                                     STOCK      EQUITY     EQUITY      GIC      INVESTMENT
                                     FUND        FUND       FUND       FUND       FUND         TOTAL
                                   ---------   --------   --------   ---------  ----------   --------
Employee contributions                                                           $ 34,909    $ 34,909
Employer contributions             $  3,125                                                     3,125
Transfer from (to) other funds        7,751    $(12,170) $ 17,286   $   9,686     (22,553)
                                   --------     -------   -------    --------    ---------   --------
   Total allotments and
     contributions                   10,876     (12,170)   17,286       9,686      12,356      38,034

Investment income(expense):
  Dividends                                           7       773                                 780
  Interest                               90                             4,106         529       4,725
  Change in unrealized
    appreciation (depreciation)      79,119                 1,947         (14)                 81,052
  Other                                                                               362         362
                                   --------     -------   -------    --------    --------    --------
    Total additions (deductions)     90,085     (12,163)   20,006      13,778      13,247     124,953
                                   --------     -------   -------    --------    --------    --------

Distributions to participants         3,961                                        12,053      16,014
Administrative expenses                   1                    15         123         388         527
                                   --------     -------   -------    --------    --------    --------
    Total deductions                  3,962                    15         123      12,441      16,541
                                   --------     -------   -------    --------    --------    --------
    Net increase (decrease)          86,123     (12,163)   19,991      13,655         806     108,412
Net assets available for
    plan benefits:
  Beginning of year                 214,561      12,163    12,275      52,757       7,647     299,403
                                   --------     -------   -------    --------    --------

  End of year                      $300,684     $     0   $32,266    $ 66,412    $  8,453    $407,815
                                   ========     =======   =======    ========    ========    ========


                The accompanying notes are an integral
                   part of the financial statements.



                                                      THE KROGER CO. SAVINGS PLAN
                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                  for the year ended December 31, 1992
                                                       (In thousands of dollars)

                                                            --------------


                                                                  1992
                                   ------------------------------------------------------------------
                                    EMPLOYER   FIDELITY    MELLON               TEMPORARY
                                     STOCK      EQUITY     EQUITY      GIC      INVESTMENT
                                     FUND        FUND       FUND       FUND       FUND         TOTAL
                                   ---------   --------   --------   ---------  ----------   --------

Employee contributions                                                           $ 18,373    $ 18,373
Employer contributions             $  1,036                                                     1,036
Merger from other trust              72,439     $ 2,608   $ 3,294    $ 11,068         623      90,032
Transfer from (to) other funds        7,200      (1,939)    4,361       2,386     (12,008)
                                   --------     -------   -------    --------    --------    --------
   Total allotments and
     contributions                   80,675         669     7,655      13,454       6,988     109,441

 Investment income(expense):
  Dividends                                         370       187                                 557
  Interest                               27                             3,045         796       3,868
  Change in unrealized
    appreciation (depreciation)     (48,348)        925       416                             (47,007)
  Other                                 178                                          (180)         (2)
                                   --------     -------   -------    --------    --------    --------
    Total additions                  32,532       1,964     8,258      16,499       7,604      66,857
                                   --------     -------   -------    --------    --------    --------

Distributions to participants         1,568         100                             5,237       6,905
 Administrative expenses                                         5                    404         409
                                   --------     -------   -------    --------    --------    --------
    Total deductions                  1,568         100         5                   5,641       7,314
                                   --------     -------   -------    --------    --------    --------

    Net increase                     30,964       1,864     8,253      16,499       1,963      59,543

Net assets available for
    plan benefits:
  Beginning of year                 183,597      10,299     4,022      36,258       5,684     239,860
                                   --------     -------   -------    --------    --------    --------

  End of year                      $214,561     $12,163   $12,275    $ 52,757    $  7,647    $299,403
                                   ========     =======   =======    ========    ========    ========


                The accompanying notes are an integral
                   part of the financial statements.

                                                      THE KROGER CO. SAVINGS PLAN
                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                  for the year ended December 31, 1991
                                                       (In thousands of dollars)

                                                            --------------


                                                                  1991
                                   ------------------------------------------------------------------
                                    EMPLOYER   FIDELITY    MELLON               TEMPORARY
                                     STOCK      EQUITY     EQUITY      GIC      INVESTMENT
                                     FUND        FUND       FUND       FUND       FUND         TOTAL
                                   ---------   --------   --------   ---------  ----------   --------

Employee contributions                                                             18,047    $ 18,047
Employer contributions             $  1,040                                                     1,040
Transfer from (to) other trusts         574     $    (1)                                8         581
Transfer from (to) other funds        4,614      (2,797)  $ 3,696    $  3,989      (9,502)
                                   --------     -------   -------    --------    --------    --------
   Total allotments and
     contributions                    6,228      (2,798)    3,696       3,989       8,553      19,668

Investment income(expense):
  Dividends                                         589        48                                 637
  Interest                               29                             2,762         530       3,321
  Change in unrealized
    appreciation (depreciation)      48,426       2,356       278                              51,060
  Other                                   7           3                                            10
                                   --------     -------   -------    --------    --------    --------
    Total additions                  54,690         150     4,022       6,751       9,083      74,696
                                   --------     -------   -------    --------    --------    --------

Distributions to participants         2,496                                         7,757      10,253
Administrative expenses                                                               349         349
                                   --------     -------   -------    --------    --------    --------
    Total deductions                  2,496                                         8,106      10,602
                                   --------     -------   -------    --------    --------    --------

    Net increase                     52,194         150     4,022       6,751         977      64,094

Net assets available for
    plan benefits:
  Beginning of year                 131,403      10,149                29,507       4,707     175,766
                                   --------     -------   -------    --------    --------    --------

  End of year                      $183,597     $10,299   $ 4,022    $ 36,258    $  5,684    $239,860
                                   ========     =======   =======    ========    ========    ========

                The accompanying notes are an integral
                   part of the financial statements.


                      THE KROGER CO. SAVINGS PLAN
                     NOTES TO FINANCIAL STATEMENTS

                            --------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     The following describes the significant policies followed in the preparation of these financial statements.

     INVESTMENTS VALUATION
     ---------------------

     Investments in securities (common and preferred stock) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year; listed securities for which no sale was reported on that date are valued at the last reported bid price. Guaranteed Insurance Contracts are valued at cost.

     OTHER
     -----

     Purchases and sales of securities are reflected on a trade date basis. Gain or loss on sales of securities are based on average cost.

     Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

     The plan presents in the statement of changes in net assets available for plan benefits the net appreciation or depreciation in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation or depreciation on those investments.

2.   PARTICIPANT DATA
     ----------------

     At December 31, 1993, the number of employees, including 3,466 former employees with remaining balances, participating by investment directions was:

          Entirely in Employer Stock Fund                        14,874
          Entirely in Mellon Equity Fund                          1,658
          Entirely in GIC Fund                                   12,648
          Partially in Employer Stock Fund
            and Mellon Equity Fund                                3,875
          Partially in Employer Stock Fund
            and GIC Fund                                          7,784
          Partially in Mellon Equity Fund
            and GIC Fund                                          2,056
          Partially in Employer Stock Fund,
            Mellon Equity Fund and GIC Fund                       4,475
                                                                 ------

          Total participants                                     47,370
                                                                 ======

3.   PLAN DESCRIPTION
     ----------------

     The Plan provides for eligible employees of The Kroger Co. and subsidiaries (the "Company") to redirect a portion of their salary, up to limits defined in the Plan, to the investment funds of the Plan.

     At the end of each year, the Company may make a matching contribution of either or both of the following:

          A basic matching contribution which is allocated in proportion to the salary directed by participants to the Employer Stock Fund during the year, or a supplemental matching contribution which is allocated in proportion to salary directed to all investment funds.

     In 1992 the Company made a basic matching contribution. In
     1993 and 1991 the Company made both a basic matching contribution and a supplemental matching contribution.

     Each participant's account is credited with the participant's contribution and an allocation of the Company's matching contribution, Plan earnings, and other adjustments as defined in the Plan. Allocations are based on participant earnings or account balances as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     Further information about the Plan, including vesting, allocation and benefit provisions, and employer and employee contributions is contained in the Plan, and Plan amendments. Copies of these documents are available from the Company's Personnel Department.

4.   UNREALIZED APPRECIATION (DEPRECIATION)
     --------------------------------------

     Net changes in unrealized appreciation (depreciation) on investments was as follows:


                                                                    ($000)
                                                           -------------------------------
                                                            Employer    Fidelity   Mellon
                                                             Stock       Equity    Equity
                                                             Fund         Fund      Fund
                                                           ---------    --------   -------
     Unrealized appreciation (depreciation):
       December 31, 1990                                    $ 48,001    $ (2,249)  $     0
       Change in unrealized appreciation                      46,005       2,451       278
                                                            --------    --------   -------
       December 31, 1991                                      94,006         202       278
       Change in unrealized appreciation (depreciation)      (49,323)        849       271
       Merger of bargaining unit plan
         (See Note 6)                                         20,383         444       191
                                                            --------    --------   -------
       December 31, 1992                                      65,066       1,495       740
       Change in unrealized appreciation (depreciation)       75,554      (1,495)    1,931
                                                            --------    --------   -------
       December 31, 1993                                    $140,620    $      0   $ 2,671
                                                            ========    ========   =======

5.   TAX STATUS
     ----------

     The plan obtained its latest determination letter on October 7, 1986, in which the Internal Revenue Service stated that the plan, as then designed, was in compliance with the Internal Revenue Code. However, the plan has been amended since receiving the determination letter. The plan administrator and the plan's tax counsel believe that the plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the plan's financial statements.

     Participant contributions and earnings of the Plan are not subject to federal income tax until distribution, at which time they are taxable to the recipient.


6.   MERGER OF PLANS

     Effective December 31, 1992, The Kroger Co. Savings Plan for Bargaining Unit Employees was merged with the Plan. Such assets transferred to the Plan, $90,032,000, are reflected in the statement of changes in net assets available for plan benefits for the year ended December 31, 1992.

7.   RECONCILIATION TO FORM 5500

     Department of Labor regulations require that differences between the amounts included in the financial statements of the Plan and reported on Form 5500 be disclosed. Differences in amounts shown in the financial statements of the Plan and those reported on Form 5500, as amended, for the year ended December 31, 1991 and 1993 are as follows:

                                              Amounts per      Amounts per
                                         Financial Statements   Form 5500    Difference
                                         --------------------  -----------  ------------
     The Kroger Co. Savings Plan
     ---------------------------
     For the year ended December 31, 1991

     Statement of Net Assets
     Available for Plan Benefits:
       Employer contributions receivable       $1,039,545      $  929,239    $ 110,306
     Statement of Changes in Net Assets
     Available for Plan Benefits:
       Employer contributions                  $1,039,545      $  929,239    $ 110,306

     For the year ended December 31, 1993

     Statement of Net Assets
     Available for Plan Benefits:
       Employer contributions receivable       $3,115,652      $3,851,048    $(735,396)
     Statement of Changes in Net Assets
     Available for Plan Benefits:
       Employer contributions                  $3,115,652      $3,851,048    $(735,396)


     These differences result from the valuation of the employer stock contribution receivable at December 31, 1991 and 1993. The financial statements reflect the value of the shares to be contributed to the Plan at the date the matching contribution was granted. Form 5500 reflects the value of the shares contributed to the Plan on the date the shares were transferred to the Trustee.

     Since the employer matching contribution to the Plan for 1992 was made in cash on February 18, 1993, employer contribution receivable in the statement of net assets available for plan benefits, and employer contributions and change in unrealized appreciation in the statement of changes in net assets available for plan benefits for the year ended December 31, 1992 does not differ from those reported on Form 5500.


                                                      THE KROGER CO. SAVINGS PLAN
                                                        SCHEDULE OF INVESTMENTS
                                                       December 31, 1993 and 1992
                                                       (In thousands of dollars)

                                                           ------------------

                                        NUMBER OF
                                        SHARES OR
                                        PRINCIPAL          1993                  1992
NAME OF ISSUER AND TITLE OF ISSUE         AMOUNT       COST      VALUE      COST      VALUE
- - ---------------------------------      -----------  --------   --------   --------    -----
     EMPLOYER STOCK FUND
     -------------------
The Kroger Co. common shares        14,877,459 shs. $156,929   $297,549
                                    14,523,300 shs.                       $147,337   $212,403

U.S. Government Securities                 $17            17         17
                                           $67                                  67         67

Temporary Cash Investments                $160                                 160        160
                                                    --------   --------   --------   --------
                                                     156,946    297,566    147,564    212,630
                                                    --------   --------   --------   --------

     FIDELITY EQUITY FUND
     --------------------
Mutual Funds                                 0 shs.
                                    418,843.84 shs.                         10,656     12,151


U.S. Government Securities                 $12                                  12         12
                                                    --------   --------   --------   --------
                                                           0          0     10,668     12,163
                                                    --------   --------   --------   --------

     MELLON EQUITY FUND
     ------------------
Collective Investment Funds            279,523 shs.   29,528     32,199
                                       112,618 shs.                         11,381     12,121

U.S. Goverment Securities                  $67            67         67
                                           $98                                  98         98

Temporary Cash Investments                 $56                                  56         56
                                                    --------   --------   --------   --------
                                                      29,595     32,266     11,535     12,275
                                                    --------   --------   --------   --------

     GIC FUND
     --------
Contracts with Insurance
   Companies                     62,804,060.21 shs.   62,804     62,804
                                 45,935,708.75 shs.                         45,936     45,936

U.S. Government Securities              $3,626         3,626      3,626
                                        $6,821                               6,821      6,821
                                                    --------   --------   --------   --------

                                                      66,430     66,430     52,757     52,757
                                                    --------   --------   --------   --------

     TEMPORARY INVESTMENT FUND
     -------------------------
Temporary Cash Investments              $1,445         1,445      1,445
                                            84                                  84         84

U. S. Government Securities               $215                                 215        215

Loans to participants                   $6,662         6,662      6,662
                                        $7,080                               7,080      7,080
                                                    --------   --------   --------   --------
                                                       8,107      8,107      7,379      7,379
                                                    --------   --------   --------   --------
                                                    $261,078   $404,369   $229,903   $297,204
                                                    ========   ========   ========   ========